UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 30, 2014

Date of Report (date of earliest event reported)
_______________________

Fuse Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3664872	000-10093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4770 Bryant Irvin Court, Suite 300, Fort Worth, TX 76107
(Address of principal executive offices) (Zip Code)

(817) 439-7025
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Reports on Form 8-K filed on May 29, 2014 and Form 8-K/A filed on May 30, 2014 (collectively, the "Prior Form 8-Ks"), by Fuse Medical, Inc. (the "Company"), David A. Hexter was named the interim Chief Financial Officer of the Company at the closing of the merger transaction described therein on May 28, 2014. Mr. Hexter also serves as the principal of David A. Hexter, CPA, P.A. (the "Association"). Mr. Hexter's detailed background was disclosed in the Prior Form 8-Ks and is incorporated herein by reference.

On June 3, 2014, the Company entered into an Interim CFO Services Agreement (the "Agreement") with the Association for Mr. Hexter to provide his services to the Company. Pursuant to the terms and conditions of the Agreement, the Company will pay the Association $150 per hour for Mr. Hexter's services, with the anticipation that there will be between 100 hours ($15,000) and 120 hours ($18,000) billed per month. The Company will also pay the Association for 4 hours, at the rate of $150 per hour, of Mr. Hexter's time each time he travels to the Company's headquarters.

If the Agreement is renewed, the parties agreed that the Association will be paid at a rate of $150 per hour for up to 100 hours per month of Mr. Hexter's services. If Mr. Hexter's services exceed 100 hours in a month, the Company can elect to pay such excess amount at the rate of $150 per hour in cash or at a rate of $200 per hour payable in restricted stock awards. If the Company elects the latter, the parties will enter into an award agreement and will disclose the terms and conditions of that award.

The Agreement was effective June 1, 2014, and has an initial term of three months. The Agreement may be terminated by either party with 30 days’ advance written notice.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2014, the board of directors of the Company approved a change in the Company’s fiscal year end from August 31 to December 31. Accordingly, the Company’s next Annual Report on Form 10-K will be for the fiscal year ending December 31, 2014. However, in accordance with certain rules promulgated under the Securities Exchange Act of 1934, as amended, the Company will file a Transition Report on Form 10-K with the Securities and Exchange Commission within the time period prescribed by such rules.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Medical, Inc.

Date: June 4, 2014	By:	/s/ D. Alan Meeker
D. Alan Meeker
Chief Executive Officer

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